UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 17, 2009

Date of report (Date of earliest event reported)

INTEGRATED DEVICE TECHNOLOGY, INC

(Exact name of registrant as specified in its charter)

Delaware	0-12695	94-2669985
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6024 Silver Creek Valley Road, San Jose, California 95138

(Address of principal executive offices) (Zip Code)

(408) 284-8200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets

On July 17, 2009, Integrated Device Technology, Inc. (“IDT” or the “Company”) completed the sale of certain assets related to its network search engine business (the “NWD Assets”) to NetLogic Microsystems, Inc. (“NetLogic” and together with IDT, the “Parties”), pursuant to an Asset Purchase Agreement by and between the Company and NetLogic dated April 30, 2009 (the “Agreement”). Upon closing of the transaction, NetLogic paid the Company $100 million in cash consideration, which included inventory valued at approximately $10 million (subject to adjustment) and assumed specified liabilities related to these assets. The Company’s NWD Assets are part of the Communication reportable segment.

Upon closing of the transaction, the Parties entered into an Intellectual Property Cross-License Agreement (the “Cross-License Agreement”) pursuant to which IDT granted to NetLogic and certain of its affiliates a license to use certain of IDT’s retained technology assets in connection with the NWD Assets in certain fields of use. In addition, NetLogic and its affiliates granted back to IDT and its affiliates a license to use certain of the technology assets included in the NWD Assets in certain fields of use. The licenses granted in the Cross-License Agreement are royalty-free and irrevocable.

In connection with the closing of the transaction, IDT entered into a noncompetition agreement with NetLogic related to the NWD Assets for a term of three years, subject to certain exceptions. In addition, the Company will provide certain transitional services and supplies to NetLogic for a limited time following the closing of the sale. Additional details regarding the transaction are provided in the related Current Report on Form 8-K previously filed by the Company on April 30, 2009 and Current Report on Form 8-K previously filed by the Company on May 6, 2009.

Item 7.01 – Regulation FD Disclosure

The disclosure under Item 2.01 is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(b) Pro Forma Financial Information

The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended March 29, 2009, the Unaudited Pro Forma Condensed Consolidated Balance Sheet for the year ended March 29, 2009 and the Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company are included as Exhibit 99.1 to this Current Report on Form 8-K.

These unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are not necessarily indicative of the operating results or the financial position that would have been achieved had the sale been consummated as of the dates indicated or of the results that may be obtained in the future. These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended March 29, 2009, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended March 29, 2009.

These unaudited pro forma condensed consolidated financial statements are being filed to satisfy the requirements under Securities and Exchange Commission Regulation S-X, Rule 11-01 and Rule 11-02, with respect to the disposition of the NWD Assets.

(d) Exhibits

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended March 29, 2009 and the Unaudited Pro Forma Condensed Consolidated Balance Sheet for the year ended March 29, 2009 of Integrated Device Technology, Inc.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated as of July 17, 2009	INTEGRATED DEVICE TECHNOLOGY, INC. Registrant

	By:	/s/ Richard D. Crowley, Jr.
Richard D. Crowley, Jr. Vice President and Chief Financial Officer